SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 5, 2002

                          INTERACTIVE DATA CORPORATION

             (Exact name of registrant as specified in its charter)


           Delaware                     0-20311                13-3668779

(State or other jurisdiction of    (Commission File        (I.R.S. Employer
incorporation or organization)          Number)          Identification Number)

                                 22 Crosby Drive
                          Bedford, Massachusetts 01730
    (Address of registrant's principal executive offices, including zip code)

                                 (781) 687-8800
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS.

         On January 14, 2002, two stockholders (the "Nagels") of two municipal bond mutual funds (the "Heartland High Yield Funds") filed suit against those funds, their corporate sponsors, their advisors and their independent auditors. The complaint, which was filed in the Federal district court for the Eastern District of Wisconsin under the caption Robert L. Nagel, et al. v. The Heartland Group, Inc., et al. (Civil Action No. 01-C-1004), closely tracked a consolidated class action complaint that reflects the fraud, misrepresentation and negligence claims of 21 individual stockholders against the same defendants. Unlike the consolidated class action complaint, however, the Nagels named the Registrant as an additional defendant in their separate action. On March 25, 2002, by order of the Federal district court for the Eastern District of Wisconsin, the Nagels' complaint in their separate action was stricken from the record. As such, at this time, the Registrant is not a party to any litigation relating to the Heartland High Yield Funds matter.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            INTERACTIVE DATA CORPORATION
                                            (Registrant)

                                            By: /s/ Andrea H. Loew
                                            Andrea H. Loew
                                            Vice President and General Counsel
Dated:  April 5, 2002